Form C

Cover Page

Name of issuer:

Altcoin Exchange, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 8/31/2017

Physical address of issuer:

1352 Hornblend St
San Diego, CA CA 92109

Website of issuer:

https://www.altcoin.io

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

400,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $400,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$400,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

8/31/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$10,978.00	$0.00
Cash & Cash Equivalents:	$4,311.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$50,167.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($52,497.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Altcoin Exchange, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Andrew Gazdecki	CEO	Altcoin Exchange Inc.	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Andrew Gazdecki	Secretary	2017
Andrew Gazdecki	CEO	2017
Andrew Gazdecki	Treasurer	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Andrew Gazdecki	1010282.78 Common Stock	78.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The Company's current business model is not proven or a source of significant revenue. Current revenues do not cover current expenditure of the company. As a result, the Company's business model is due to change and adapt according to market conditions, product market fit and finding a successful sales and revenue model.

The Company's business model depends on a number of factors. There is no assurance that the Company's business model will be successful or that the Company will generate increased revenues. The Company may be forced to change or abandon the Company's business model in order to find a product market fit and valuable revenue stream for its products and services.

In order to respond to market changes, the Company's management may from time to time make changes to the business of the Company. There are certain risks associated with such changes. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions or business combinations that could have a material adverse effect on the Company's business, results of operations and financial condition.

The Company's current software applications are new and therefore do not have a stable or significant customer base. It is necessary that Company grows the number of customers of rapidly, although, there is no guarantee the Company will do so.

The Company's ability to increase the Company's user base and revenues will depend heavily on the Company's ability to innovate and to create successful new products and services. If products or services the Company introduces fail to engage users, the Company may fail to attract or retain new users and may not be able to generate additional revenue and the Company's business may be materially and adversely affected as a result.

The development of new features and products is a complex and time-consuming process that may not be completed with the expected roadmap, as a result, products may fail to engage with users and the Company may not generate new revenue streams to an expected timescale.

The Company's business plan relies on hiring a key team of experienced product developers. Although every piece of due diligence is done before making a significant hire, the Company can not guarantee the performance, creativity or product building success of these key hires.

A significant amount of the team's time is spent working remotely. The Company uses the latest communication methods, such as Skype and Telegram message apps, to make sure the team is working towards a common goal and product development, however, as the team expands it is unproven that this method is optimal to product development. As a result, it may be necessary for the team to find a more stable base. This could potentially result in departures in the Company if team members did not want to re-locate.

The Company has, and will be developing, a global team. As a result, the Company must make sure it is adhering to complex laws and local regulations regarding employing and hiring. It must also adhere to all international trade and tax requirements as a result.

The Company's limited operating history may make it difficult to evaluate the Company's current business and the Company's future prospects. The Company has encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly developing and changing industries, including challenges in forecasting accuracy, determining appropriate investments of the Company's limited resources, market acceptance of the Company's existing and future products and services, competition from established companies with greater financial and technical resources, acquiring and retaining users and developing enhancements to the Company's products and services. The Company cannot assure you that the Company will be successful in addressing these and other challenges the Company may face in the future.

Our ability to protect our intellectual property and proprietary technology is uncertain. We have entered into confidentiality agreements and intellectual property assignment agreements with our officers, employees, and consultants regarding our intellectual property and proprietary technology. In the event of unauthorized use of disclosure or other breaches of those agreements, we may not be provided with meaningful protection for our trade secrets or other proprietary information.

The Company has open sourced, or plans to open source, its code and intellectual property. By making elements of the Company's code and intellectual property freely available, it opens it up to being copied by other software developers and companies, thus potentially increasing its director competitors or devaluing the Company's resources.

The Company will need to raise additional funds in the future in order to fund marketing and operations to expand it's user based and rapid expansion, to develop newer or enhanced services, to respond to competitive pressures or to acquire complementary businesses or technologies. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the stockholders of the Company will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences or privileges senior to those of the rights of the Class A Common Stock. There can be no assurance that additional financing will be available on terms favorable to the Company, or at all.

If adequate funds are not available or not available on acceptable terms, the Company may not be able to fund its expansion, promote its brand names as the Company desires, take advantage of unanticipated acquisition opportunities, develop or enhance services or respond to competitive pressures. Any such inability would have a material adverse effect on the Company's business, results of operations, financial condition and prospects.

Investors will not see a return on the Company until acquired, IPO, or becomes profitable to start paying dividends to shareholders. None of those events are guaranteed to happen. Also, that dividends will only be paid if and when declared by the Board.

The Company expects competition in the blockchain and cryptocurrency space to continue to increase as the industry becomes larger as a whole and the technology develops. The Company competes with a number of other companies. Many of the Company's competitors are significantly larger than the Company is and have more capital to invest in their businesses. The Company believes that its ability to successfully compete against these and other potential competitors depends upon many factors both within and beyond the Company's control, including the following:

Many of the Company's current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources and larger customer bases than the Company does. These factors may allow the Company's competitors to respond more quickly than the Company can to new or emerging technologies and changes in customer preferences. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies which may allow them to build a larger user base or to monetize that user base more effectively than us. The Company's competitors may develop products or services that are similar to the Company's products and services or that achieve greater market acceptance than the Company's services. This could attract users away from the Company's products and reduce the Company's market share.

Blockchain technology is still in its infancy and has not been proven in a large scale consumer space. A significant proportion of the Company's business model relies on factors in the blockchain space outside its control, including the following:

Growing amount of users using blockchain technology,
New and improved uses of blockchain technology to solve consumer problems,
Public perception of blockchain technology,
Unknown and future regulatory laws and restrictions surrounding blockchain technology.

We believe that blockchains will become popular but that might not turn out to be the case.

As the Company's business develops, its is likely that the Company will venture into the financial technology space where there is significant government regulation and control. In many countries and states, there is currently limited regulation or control of cryptocurrencies and blockchain technology. The Company has done very limited research on how future and current regulation and law could affect the Company's current or future business model. Thus, there could be significant current and future regulation that could affect the Company's business model and plan. As a result, regulation and law could make the Company's business model unviable now or in the future.

The future business model may offer transactional services between traditional banking services, cryptocurrency financial services and service offerings based on a protocol. This may bring Altcoin.io into scope for traditional financial regulations such as Anti Money Laundering Regulation (AML), Know Your Customer (KYC) & The Markets in Financial Instruments Directive (MiFID II). The implementation and maintenance of complying with these regulations could be a significant financial burden on Altcoin.io. As such, Altcoin.io will consider the cost/benefit including any regulatory consequences when extending the services offered.

There is significant uncertainty in how Cryptocurrency and services based on Crypto technologies will be regulated in the future. It is likely that many of the traditional financial regulations will be applied to Cryptocurrencies in the future, however the scope and extent of the imposed regulations are unknown and will remain unclear for the near term. This may effect the Altcoin.io'sstrategy around developing crypto technologies but will not devalue the current business offering.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$400,000**

Use of Proceeds: 95% expand engineering team, perform 3rd party security audits & bug bounties, additional legal counsel, expand operations/support team, and create internal marketing team.

More specifically we'll be looking to hire 2-3 new engineers, ~$100k will go towards security tests, ~$100k towards legal counsel, and we'd also hire 3-4 new individuals for operations/support/marketing roles.

5% Wefunder Intermediary fee.

If we raise: **$1,070,000**

Use of Proceeds: 95% expand engineering team, perform 3rd party security audits & bug bounties, additional legal counsel, expand operations/support team, and create internal marketing team.

More specifically we'll be looking to hire 3-4 new engineers, ~$200k will go towards security tests, ~$100k towards legal counsel, and we'd also hire 4-5 new individuals for operations/support/marketing roles.

5% Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. **An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.**

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. **The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.**

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors or
- (ii) if the valuation for the company is more than **$7 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all
shares of stock outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest in the SAFE do not have voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Execution. Investors who invest less than **$100,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering.
Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of
Preferred Stock and then holders of the SAFEs on a pro-rata basis.
Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor **is not** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **is** or **is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,000,000	2,195,740	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	130,574.94

Describe any other rights:

Common Stock have voting rights. SAFE Preferred Stockholders will not receive voting rights. Preferred Stockholders will have liquidation preferences over Common Stockholders. Common stock has $.001 par value.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Bizness Apps
Issue date	10/31/17
Amount	$100,000.00
Outstanding principal plus interest	$0.00 as of 05/30/18
Interest rate	2.0% per annum
Maturity date	01/01/20
Current with payments	Yes

This loan has been forgiven, thus paid in full.

Loan

Lender	Bizness Apps, Inc.
Issue date	01/25/18
Amount	$50,000.00
Outstanding principal plus interest	$0.00 as of 05/30/18
Interest rate	2.0% per annum
Maturity date	12/31/19
Current with payments	Yes

This loan has been forgiven, thus paid in full.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Bizness Apps
Amount Invested	$100,000.00
Transaction type	Loan
Issue date	10/31/17
Outstanding principal plus interest	$0.00 as of 05/30/18
Interest rate	2.0% per annum
Relationship	Owned by Andrew Gazdecki

Andrew Gazdecki owned Bizness Apps at the time of the transaction. All debts have now been forgiven, thus repaid in full.

Name	Bizness Apps
Amount Invested	$50,000.00
Transaction type	Loan
Issue date	01/31/18
Outstanding principal plus interest	$0.00 as of 05/30/18
Interest rate	2.0% per annum
Relationship	Owned by Andrew Gazdecki

Bizness Apps was previously owned by Andrew Gazdecki. The loan has been forgiven, thus repaid in full.

In 2017, the Company entered into an agreement with Bizness Apps, a related Company that was previously owned by the founder, Andrew Gazdecki under common management and control to borrow up to $100,000 for the purpose of funding development operations (the "Related Party Loan"). The Related Party Loan is unsecured, accrues interest at the rate of 2% per annum, and matures on December 31, 2019. As of December 31, 2017, borrowings under the Related Party Loan amounted to $100,000. However, the Company received an additional disbursement of $50,000 subsequent to January 25, 2018, but before the financial statements were available to be issued. These loans have been forgiven, thus repaid in full.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Hackers have stolen almost $10 billion in Bitcoin in the last few years, and centralized exchanges are to blame. By holding your tokens in a single vault during each transaction, they create a single point of failure, a weakness hackers can easily exploit. The market wants a secure way to trade. At Altcoin.io, we're building a decentralized exchange that puts safety first: you stay in control of your coins the entire time. Already, 110,000+ traders have pre-registered since September 2017.

We believe decentralized exchanges are the future of cryptocurrency and centralized exchanges will soon become obsolete. Our mission is to build an exchange that supports instant, low-fee trades of virtually any token, all secured by the blockchain, that is easy to use for novice and experienced traders alike. With thousands of different altcoins on our network, high liquidity, and excellent user experience, we hope to become the preferred platform for all traders concerned with security.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Altcoin Exchange, Inc. was incorporated in the State of Delaware in August 2017.

Since then, we have:

- 110,000+ pre-registered users.
- Founder named 30 Under 30. Grew previous company to 100+ employees.
- Centralized and less secure competitor Coinbase earned $1 billion last year.
- Founder's two previous companies acquired.
- First DEX to implement a Plasma-like sidechain solution.
- Featured on Bitcoin.com, Coindesk, CoinTelegraph, Cryptovest, and more.
- Accomplished and open-sourced world's first Ethereum and Bitcoin atomic swap.

Historical Results of Operations

Our company was organized in August 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $10,978, including $4,311 in cash.
- *Net Loss.* The Company has had net losses of $52,497 for 2017.
- *Liabilities.* The Company's liabilties totaled $50,167 for 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $150,000 in debt. This has been forgiven, thus repaid in full.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Altcoin Exchange, Inc. cash in hand is $47,600 as of May, 30 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $15000/month, for an average burn rate of $15,000 per month. Our intent is to be profitable in 6 months.

No material changes or trends in our finances or operations have changed since the date our financials were reviewed.

We anticipate expenses to increase over the next 3-6 months as we expand our team. We also expect to see our first revenues in the next 3-6 months as we release our first working version of our decentralized trading exchange.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.altcoin.io

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

SAFE (Simple Agreement for Future Equity) 7M

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Andrew Gazdecki

Appendix E: Supporting Documents



INVEST IN ALTCOIN.IO CLOSING IN...

2 days **7** hours **16** minutes **52** seconds

Closing on August 31, 11PM EDT

minimum target met

$779,901
raised of $1,070,000 maximum target from 943 investors

The cryptocurrency exchange of the future

Hackers have stolen almost $10 billion in Bitcoin in the last few years, and centralized exchanges are to blame. By holding your tokens in a single vault during each transaction, they create a single point of failure, a weakness hackers can easily exploit. The market wants a secure way to trade. At Altcoin.io, we're building a decentralized exchange that puts safety first: you stay in control of your coins the entire time. Already, 110,000+ traders have pre-registered since September 2017.



Sulejman Sarajlija
CTO and Co-Founder
Enthusiastic about blockchain and cryptocurrency. B.S. Software Computer Engineering.


Plasma DEX - Altcoin.io
Ethereum network

Why you may want to invest

1. 110,000+ pre-registered users.
2. Founder named 30 Under 30. Grew previous company to 100+ employees.
3. Centralized and less secure competitor Coinbase earned $1 billion last year.
4. Founder's two previous companies acquired.
5. First DEX to implement a Plasma-like sidechain solution.
6. Featured on Bitcoin.com, Coindesk, CoinTelegraph, Cryptovest, and more.
7. Accomplished and open-sourced world's first Ethereum and Bitcoin atomic swap.

$ 100 min

REMIND ME (334)

What you are investing in

Future Equity (Wefunder SAFE)

$7M valuation cap

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $7M in the future.

Earning a return
Learn more about SAFEs

Investor perks

$500+
Free Altcoin.io T-Shirt and signed "Thank You" card

$1,000+
Free trades for life on our exchange when launched + everything from previous perks

$5,000+
Framed stock certificate of your Altcoin.io investment + everything from previous perks

$10,000+
A few hours spent with our development team to utilize the Altcoin SDK + everything from previous perks

$20,000+
Receive 1% of our net trading profits for 1 month upon launch + everything from previous perks

$50,000+
Receive 1% of our net trading

Our Ambition

We believe decentralized exchanges are the future of cryptocurrency and centralized exchanges will soon become obsolete. Our mission is to build an exchange that supports instant, low-fee trades of virtually any token, all secured by the blockchain, that is easy to use for novice and experienced traders alike. With thousands of different altcoins on our network, high liquidity, and an excellent user experience, we hope to become the preferred platform for all traders concerned with security.

- Introducing_our_Plasma_DEX_v1.pdf
- Liquidity-Network_-_Document.pdf
- Why_we_ve_chosen_a_Plasma-like_sidechain_solution_for_our_DEX.pdf
- transcripts.txt

https://altcoin.io

San Diego, CA, CA

profits for 3 months upon launch + everything from previous perks

see less

tech software bitcoin blockchains cryptocurrency

Why I Like Altcoin.io

Altcoin.io is working hard to make the first ever decentralized exchange for traders, by traders. While many DEXs have bulky, complicated interfaces, Altcoin.io is building both a simple interface to quickly exchange crypto, as well as an in-depth, customizable exchange. The team was made famous back in October for successfully completing the first ever BTC-ETH atomic swap – a complicated feat because these two coins run on completely different blockchains.

Dylan Dedi
COINTELEGRAPH

THE BUZZ ABOUT ALTCOIN.IO

Altcoin.io's wallet gives a cryptographic code confirming both parties have sent the coins, alongside a code declaring the settlement was complete, much like a receipt.

Jamie Redman
Bitcoin.com

We're pretty excited to see what Altcoin.io has in store for the new year. It looks like they're doing their best to provide an easier, more secure, and more accessible way to trade altcoins.

Colin Harper
The Merkle

Altcoin.Io is driven by a team of seasoned vets: Traders with experience, skilled engineers and well-known mentors from the entrepreneur scene.

SmartOptions

Centralized exchanges are well on their way out. The only reason we find ourselves even using them is because we have grown up in a centralized world: we are used to having someone else control our money, and, we forget that this means we can lose it as well.

Dylan Dedi
Cryptoinsider

It was a pleasure investing in Andrew's previous company. Andrew is a scrappy entrepreneur with a great vision for product. Most importantly, the returns were great. As an angel investor you often see your money go to zero, every so often you need a deal like Bizness Apps to balance out the portfolio.


Christian Friedland
Founder of Build.com, Inc.

At Bizness Apps, Andrew always put in 110% effort and the fantastic return on this investment reflects that dedication. I was immediately blown away when I first saw Bizness Apps and felt it was ahead of its time at the start; a testament to Andrew's talent for identifying up and coming opportunities.



Robert Strazzarino
Founder, Managing Director of College Scheduler, Angel Investor

Do The Atomic Swap; Instant Transfer Between Two Different Cryptocurrencies - The CryptoStache

The cryptoworld moves at a fast pace indeed! I am writing this just after Bitcoin has seen a new ATH (All Time High) of $5840 per coin, but there is much bigger news out there including recent developments with Atomic Swapping. What the hell is an
April 8, 2018 @ cryptostache.com

How and Where To Buy Cryptocurrency? Overview

This article does not contain investment advice or recommendations. Every investment and trading move involves risk, you should conduct your own research when making a decision. Despite the recent news about banks closing their doors on
March 6, 2018 @ cointelegraph.com

[Altcoin.Io - Review] - Decentralized Exchange with Atomic Swap Wallets

Review about the upcoming decentralized exchange ALTCOIN.IO, featuring atomic swaps, anonymous trading accounts, top-notch security and much more to come.
January 14, 2018 @ smartoptions.io

Atomic Action: Will 2018 Be the Year of the Cross-Blockchain Swap? - CoinDesk

What if there were no exchanges to hack? As a new generation of crypto users begin to invest in the technology, developers are growing concerned about its infrastructure. They've seen this happen before - new users enter the space attracted
January 11, 2018 @ coindesk.com

Review of Altcoin.io: Launching early in 2018, pre-registration available now.

Image: The Altcoin.io Wallet. Altcoin.io is a very promising decentralized exchange project with no ICO or VC funding backing it. The list of people involved can be found right on their homepage and includes some familiar names and handles - Coinrun,
January 7, 2018 @ altcointrading.net

Altcoin.io Introduced The Alpha Version Of Atomic Swap Wallet | Bit.news

Developers of the decentralized cryotocurrency platform Altcoin Exchange presented an alpha version of Atomic Swap Wallet. The video attached to the tweet briefly describes the process of performing atomic transactions (swaps) between
November 18, 2017 @ en.bit.news

Altcoin.io Exchange Launches GUI Atomic Swap Alpha Wallet - Bitcoin News

This week the platform Altcoin.io Exchange has announced the alpha release of its atomic swap wallet with a working GUI available for public testing. The company's founder, Andrew Gazdecki, believes the technology has the potential to disrupt every
November 17, 2017 @ news.bitcoin.com

Atomic swaps, decentralized exchanges, and a look into Altcoin.io - Crypto Insider - Bitcoin News

On October 11 th, 2017, Altcoin.io (formerly known as the Altcoin Exchange) successfully traded .12345 Bitcoin for .12345 Ethereum using an atomic swap from their wallet. Although there have been a few successful atomic swaps in the past, they
November 3, 2017 @ cryptoinsider.21mil.com

Bitcoin-Ethereum Atomic Swap Code Now Open Source - CoinDesk

A team of cryptocurrency startup developers is open-sourcing technology that enables trustless trading between the bitcoin and ethereum blockchains. Now available on GitHub, the code has already been used to execute what startup Altcoin
October 11, 2017 @ coindesk.com

Altcoin Exchange Breaks Gound on Atomic Swap Between Bitcoin and Ethereum - Cryptovest

A team of developers from Altcoin Exchange have conducted a successful atomic swap between Bitcoin and Ethereum. 0.12345 ETH was transferred for 0.12345 BTC. A team of developers from Altcoin Exchange have conducted a successful atomic swap
October 10, 2017 @ cryptovest.com

Altcoin Exchange Claims to Have Performed an Ethereum-Bitcoin Atomic Swap

Atomic swaps have become pretty popular over the past few weeks. The Litecoin and Decred developers made major progress in this regard, and it seems Altcoin Exchange is on the right track as well. According to the latter's Twitter account, an

October 10, 2017 @ themerkle.com

Altcoin Exchange Performs First Atomic Swap Between Bitcoin and Ethereum - Bitcoin News

On October 7, 2017, the decentralized cryptocurrency trading platform Altcoin Exchange announced the team performed the first atomic swap between the Ethereum and Bitcoin blockchains. The exchange says this is the startup's first step

October 8, 2017 @ news.bitcoin.com

Centralized exchanges put your digital tokens at risk

$9,800,000,000 worth of Bitcoin has been stolen by hackers.

Most cryptocurrency exchanges are centralized, storing billions of dollars worth of tokens in a single repository. By taking custodial control of your tokens, they create a virtual honeypot for hackers: all they need do is exploit a single weakness to access the funds of every trader doing business on that platform. Since June 2011, hackers have infiltrated about 30 exchanges, stealing billions of dollars in digital currency.

Some of the major Bitcoin heists in the last 5 years:

Month / Year	Exchange	Number of Bitcoin Lost
Apr '17	Yapizon	3,816
Aug '16	Bitfinex	119,756
Jan '15	Bitstamp	<19,000
Feb '14	Mt. Gox	650,000
March '12	Bitcoinica	43,554

Sources: Reuters, Professor Tyler Moore at the University of Tulsa, CryptoCompare, and various websites.

All the major cryptocurrency exchanges you've heard of, like Coinbase, Binance, Poloniex, and Bittrex, are all centralized.

Some Popular Centralized Cryptocurrency Exchanges

coinbase

- Centralized
- Offers only 5 tokens
- Poor customer service
- High trading fees (~1.49-3.99%)
- Accused of inside trading (lawsuit)

robinhood

- Only Ethereum and Bitcoin on exchange
- Only available in five US states
- Potential long withdrawal waiting times
- Does not support virtual wallets

BITTREX

- Centralized
- History of unvetted tokens on the platform
- High trading fees (0.25%)
- Long verification process
- Slow customer service response times

Altcoin.io: a decentralized exchange for decentralized currencies

We're decentralized because trades are made peer-to-peer: we never hold your tokens so there's no single honeypot for hackers to break into. For crypto trading to truly flourish, we need an exchange that is safe, fast, easy to use, and highly liquid.

Our Purpose, Mission, and Values


Open: 0.07720000 Close: 0.07720000 High: 0.07720000 Low: 0.07092240
Wtd Avg: 0.07507429 Vol(TBC): 17515 Vol(ETH): 233311 Date: Aug 5 00:00
0.1784
0.1505
0.1345
0.1235
0.1101
0.0789
0.0456

Decentralized exchange

Our mission is to create a decentralized altcoin exchange built by traders for traders.

Secure against theft

Decentralized means you cannot lose your tokens through hardware failure, lost credentials, or other negligence


PRICE
ETH
BTC
SUM(BTC)
0.07650500
14.52681061
1.11137365

Intuitive user experience

Our users can trade faster and without worrying if they're exposing themselves to risk.

24/7 customer support

Our customer support team will be available 24/7 to ensure all of our traders get the help they need.


BTC ETH XMR USDT
COIN PRICE VOLUME CHANGE NAME
BTC 3587.51 4228080000.0 -3.67
ETH 244.443 1938300000.0 +33.82
XRP 0.179727 307928000.0 -7.40
BCH 412.236 677008000.0 -3.67
LTC 47.8481 1582100000.0 +14.01
DASH 282.125 714.0200.0 +10.68
XEM 0.210751 14035700.0 -6.82 NEM
XMR 96.8308 174378000.0 -3.67 Monero
MIOTA 0.48372 40329800.0 -6.82 IOTA

100% token control

Trade securely and stay in complete control of your funds without sacrificing trading speed.

Introducing a sidechain for Ethereum trades

We're developing a Plasma sidechain for tokens on the Ethereum network which locks token value and provides users with proof of locked value before making tokens available to trade. It's a secure way to trade off-chain and then put everything back on-chain once the swap is done. It's a little complex, so if you're curious, you can learn more here.

Our future: a highly liquid exchange

The decentralized exchange that wins will have the largest amount of digital assets. Having lots of digital assets means a highly liquid market where users can trade quickly.

To do this, we plan to white-label and license our secure trading engine to non-technical businesses that want to launch their own exchanges. They can customize the interface to cater to different traders' needs. In this strategy, everyone wins – we all share liquidity, making Altcoin.io's engine the strongest decentralized exchange on the market.


altcoin.io
Shared
Liquidity Pool
Customizable
Interfaces
Secure Order Matching
Trading Engine
Shared
Profits

The future: white label our exchange and share liquidity

Our Progress So Far

August 2017 — Altcoin.io Founded

October 2017 — Completed first ever Ethereum and Bitcoin Atomic Swap

November 2017 — Released first ever Alpha Atomic Swap Wallet

January 2018 — Released Beta Atomic Swap Wallet with multiple tokens to trade

March 2018 — Updated Atomic Swap Wallet with order matching and more

April 2018 — Pivoted to a sidechain/Plasma trading model

July 2018 — Launched V1 testnet Plasma DEX

Q4 2018 — Mainnet launch of first ever sidechain/Plasma DEX

Meet Our CEO & Founder, One of Inc. Magazine's 30 Under 30



Our founder, Andrew Gazdecki, sold his first technology company at 19. Two years later, he founded Bizness Apps, an app maker for small business. Bizness Apps was placed on Inc. 500's list of Fastest Growing Companies twice: at #58 in 2014 and then #91 in 2015. Last year, he was named to Inc. Magazine's 30 Under 30 list. Bizness Apps was acquired in May 2018 by Think3.

He started trading altcoins last year. He made some good trades and some bad, but really loved how much energy was in the community. He appreciated how people were willing to share and discuss how fast altcoin technology was emerging.

Ultimately, he discovered the vulnerabilities in centralized exchanges, so he and the rest of the Altcoin.io team set out to build something better.

Let's Build a Decentralized Exchange Together – by Traders, for Traders

Dear Investors,

Since June 2011, hackers have stolen billions of dollars worth of digital currency from around 30 different exchanges. Many of these exchanges hide in the shadows, lacking fundamental business practices like customer service, and do little other than help people exchange altcoins. So when things go wrong, there's nothing you can do.

Centralized exchanges are the weakest link in the cryptocurrency community and a chain is only as strong as its weakest link. If we believe in the power of decentralization, why are we forced to use centralized trading exchanges that are vulnerable to hacks?

Mt. Gox lost 744,408 BTC in early 2014, Bitcoinica lost 19,000 BTC in 2015, Bitfinex lost 119,756 BTC in 2016, and Bithumb was compromised last year with suspected losses of over $1,000,000 USD.

These hacks will likely continue as cryptocurrencies continue to rise in value. Strict regulations can also put centralized exchanges at risk of closure — even without warning.

We believe cryptocurrency to be the most radical shift in transferring assets in history. I founded Altcoin.io to provide the most trusted altcoin exchange platform in the world. And the answer to this is creating a decentralized exchange that is not only easy to use but safeguards your tokens.

Our decentralized exchange has no single point of failure, no hackable, central repository, and it's entirely trustless. We can all agree that altcoins are going to see explosive growth over the upcoming years. For that to continue, we need a decentralized exchange to give traders a safe, easy way to transfer their tokens.

Our goal is to build this platform together, as a community, that caters to every trader — new and experienced — to help increase this industry's overall market cap. We're currently at a ~$150B market cap now for altcoins — what's stopping this from going to $1T? I believe this market is just getting started and by building a decentralized platform that puts you in control of your tokens, we can make a positive impact in this market, regardless of whether you use Altcoin.io or not

A rising tide lifts all boats, and we want to bring altcoin trading to the masses in time. But to start we're building something for the community, with the community, through open feedback loops for product improvements, and a secure platform everyone can trust. Long story short, we want traders to feel safe while trading cryptocurrencies, and we want to build this exchange with the cryptocurrency community — together.

Sincerely,

Screen Shot 2018-07-03 at 3.03.33 PM.png

Andrew Gazdecki
Founder, Altcoin.io

Traction

110,000+ traders have pre-registered.


110,000+ Pre-Registered Traders
125K
100K
75K
50K
25K
0
Sep '17
Oct '17
Nov '17
Dec '17
Jan '18
Feb '18
Mar '18
Apr '18
Pre-registered traders for Altcoin.io

The cryptocurrency market is exploding – the market capitalization grew from ~$20 billion to $800 billion in 2018 at it's peak – but we think the market has room to grow as more people start trading altcoins.

$1 billion	110,000+	$270 billion
Coinbase's 2017 revenue	Pre-registered users on Altcoin.io	Market capitalization of cryptocurrency in April 2018

Meet the Founders



Andrew Gazdecki

CEO and Co-Founder

2014—Inc. 500 #58 Fastest Growing Company 2015—Inc. 500 #91 Fastest Growing Company 2017 —Inc. Magazine's 30 Under 30



Sulejman Sarajlija

CTO and Co-Founder

Enthusiastic about blockchain and cryptocurrency. B.S. Software Computer Engineering.

AND THE REST OF THE TEAM



Djenad Razic

Senior Software Engineer

With experience developing trading platforms and exchanges. System, Web, Backend, UI.



Anto Brajkovicis

System Administrator

Has worked on deploying server architecture for scale, network security, and reliability.



Azra Mahmutovic

Frontend React Developer

Has worked on many projects with a eye for great UX/UI.



Nick Cote

Advisor

Industry expert trading BTC/Altcoins and consulting full-time since 2013. COO Redacted Capital.



Josh Olszewicz

Advisor

Self-taught, full-time trader with BTC since 2013, primarily focusing on technical analysis.



Nate Freire

Advisor

Full-time trader since 2013. Specializes in Cryptocurrencies, Forex and Equity trading.



Alan Ezeir

Advisor

Serial entrepreneur, mentor, and investor with several tech exits. Founder CryptoPortfolio.



Crypto Bull

Advisor

CryptoBull has been trading bitcoin and altcoins for 4 yrs. Buying low is easy – holding is hard.



Fabian Vogelsteller

Advisor

Founder of Lusko. Author/developer of Ethereum's Mist browser and Ethereum Wallet.

Raised $929,901From 943+ Investors

Eldad Tsipris

Vincent Weerdenburg

Mirc Mastovich

Thiago Lima

Ricardo Konlack Dzome

I am a Student that love investing in Startup and ICO. I have allrady invest in some promissing project like Brick(www.etsbrick.net), Iconomi.net, Civic.com, Aeternity.com, Wanchain, 0xproject.com,

Peter Serrao

Innovative Investor

MORE INVESTORS

Interview

Wefunder interviewed Andrew Gazdecki on June 4, 2018.

– COLLAPSE ALL

WF: What is Altcoin.io? ^

GAZDECKI: Altcoin.io is a platform for trading cryptocurrency peer-to-peer, without ever losing control of your tokens. If our service were to go down or be hacked, users' tokens are never in harm's way. All we do is connect one individual to another. We never assume the custodial risk of holding users' tokens, nor do we have any control over them.

Our mission is to bring the entire cryptocurrency community together to create a transparent, trustworthy, and honest market. We believe that will help take the cryptocurrency industry from where it is today, which is around a $250-$300 billion market cap, up to a multi-trillion dollar market cap.

We look at CoinBase, an exchange that made $1 billion in revenue in 2017 by making it really easy to buy Bitcoin and a few other digital assets, including Ethereum and Litecoin. What CoinBase did for Bitcoin, we want to do for altcoins. We want to help people trade securely, easily, and peer-to-peer, without ever giving your tokens to a third party.

WF: What makes Altcoin different from other cryptocurrency exchanges? ^

GAZDECKI: A lot of cryptocurrency exchanges are centralized, which makes them vulnerable to hacks. Since June 2011, we've seen about 30 exchanges,resulting in the loss of billions of dollars in tokens.

As Bitcoin's value continues to rise, we're likely to see more of these hacks. These exchanges store digital assets in a centralized reserve, typically known as a "honeypot", which is a single point of failure hackers love to exploit.

We're building a decentralized exchange (DEX) that's both easy to use *and* removes the single point of failure exposing traders to theft. With centralized exchanges, users' coins pass through a third party, similar to an escrow account, and this is why hackers target centralized exchanges. All of our trades are peer-to-peer.

WF: What makes Altcoin different from other decentralized cryptocurrency exchanges?

GAZDECKI: We've seen countless new decentralized exchanges popping up over the last few months, and this is a great thing. Finally the market is waking up to the failure of centralized exchanges.

But despite losing their users billions of dollars in hacked funds, centralized exchanges still dominate the market. To compete and really change this market for the better, DEXs must have the following characteristics:

- Instant trustless trading
- A great user experience
- Blockchain interoperability
- Liquidity

We originally pursued atomic swaps and smart contracts to address both trustless trading and blockchain interoperability. While we've had some success, atomic swaps fail to provide a great user experience for two reasons:

- Transactions can take minutes to be confirmed on their blockchains.
- Users have to pay high blockchain transaction fees.

This constrains trading volume, liquidity, and creates a frustrating trading experience. The community wants security, but not at the expense of transaction speed. So now we're focusing on building an instant and trustless trading model with an amazing user experience using a plasma-like sidechain approach.

WF: How are users' tokens stored?

GAZDECKI: At Altcoin.io, smart contracts are helping us build a decentralized exchange that provides trustless trading for the cryptocurrency community. Smart contracts are a way to safely trade cryptocurrency without involving a third party. And if either trader doesn't meet the terms of the sale, then the transaction is cancelled, keeping everybody's assets safe. By harnessing technology within smart contracts, we're enabling on-chain peer-to-peer trades without any middlemen. Crucially, using smart contracts means you don't have to give us anything. Your private keys to access your tokens stay private, known only to you.

This is different to CoinBase. When users use dollars to purchase Bitcoin from CoinBase, the digital assets are stored within their centralized web-based wallet, not on the blockchain — so if they get hacked, users could lose their Bitcoin or any other digital assets stored. But since we store everything on a blockchain and don't have access to anyone's private keys, users have full control.

WF: How does the Altcoin.io Plasma-like side-chain work?

GAZDECKI: Plasma was introduced by Vitalik Buterin (Ethereum) and Joseph Poon (Lightning Network) in their white paper, Plasma: Scalable Autonomous Smart Contracts.

In its most simplified form, Plasma is a design philosophy for off-chain applications. Plasma's goal is to scale Ethereum to transact billions of actions per second (instead of just 10–15) by building a blockchain within a blockchain, and removing the need for every node on the network to verify all transactions as they occur.

To get technical, by splitting a blockchain by transaction type (DEX, dApp, social network, and so on), you can increase the transactional capacity in proportion with the number of divisions. For example, you could create a sub-chain on Ethereum for a DEX, operating independently on a Proof-of-Stake consensus mechanism, that effectively doubles transactional capacity. Three chains would triple it, four quadruples it, and so on, ad infinitum (in theory).

The state of each sub-chain is enforced by its "parent" or "root" chain, but it doesn't need to do anything unless there's proof of fraud, which is another reason why Plasma can support so many transactions. To withdraw funds, traders wait a predetermined period of time to ensure other nodes can challenge any fraudulent activity. In the case of proven fraudulent behavior, Plasma will trigger a "mass-exit", which allows users to withdraw their funds from smart contracts (after proving ownership from the last legitimate block in the chain) while the fraudulent block is reversed.

There's theoretically no limit to the number of sub-chains, so Plasma solves the scalability problem while still providing a secure, decentralized trading environment. We explain all this in detail on our blog.

WF: How are you ensuring trades will be trustless and secure?

GAZDECKI: When trading through Altcoin.io, you're effectively trading on a sidechain that reports to a smart contract on Ethereum. The smart contract is there to ensure everyone in the sidechain, including us, plays by the rules. Trading will be trustless, near instant, and our DEX will have an in-built mass-exit function to ensure you won't lose your funds if verifiers spot fraudulent activity..

Again, to get technical: We've partnered with Tendermint, a consensus technology that'll operate a Proof-of-Stake (PoS) mechanism for nodes in our DEX. Each node will sign transactions and commit them to blocks. Currently, Tendermint can handle up to 10,000 transactions per second, and as we only commit transactions for our DEX, we've massively improved transactional capacity without sacrificing security.

WF: Why haven't other exchanges decentralized?

GAZDECKI: I believe the main reason is because it's really difficult to build a decentralized exchange with the same transaction speed as a centralized one. Unlike a decentralized exchange, a centralized exchange controls users' funds, so when you buy ZRX, ETH, GNT, or any other cryptocurrency assets, those trades execute much faster. But at the same time, users are compromising their security — exposing themselves to hacks and server downtime. .

It's only in the last year or so that we've been able to build a decentralized exchange that's both easy to use and gives users full control over their tokens, but still has the advanced trading options and high liquidity of a centralized exchange.

WF: How will you decide which currencies to include and which to exclude?

GAZDECKI: We haven't standardized that yet,but we only want to include credible projects. There are a lot of tokens on the market with low market potential, and frankly, a lot of them are bad investments. All the projects we list on our exchange will have undergone a due diligence process — understanding what value a token has, how strong its development team is, and what it will likely be used for.

We want to allow users to trade anything, including niche coins that aren't available on other exchanges. But we're not going to let every coin on the planet in just because we can. We'll focus on offering quality tokens only.

Our customer protection is broader than that, too. There are a lot of shady actors in the crypto space, and we want to protect you against things like bots and pump-and-dump activity, which you see consistently on some of the larger exchanges. We're going to actively block any sort of activity that doesn't leave a fair playing field for other traders.

WF: How does the wallet interaction work?

GAZDECKI: Each wallet we create comes with a unique key. Users lock their funds in a smart contract and then put the wallet on a blockchain where only they have access to it. Each wallet has a two-tier security system. The first tier is a memoranic pass phrase of 12 words which users write down and store. We never have those words. This method is very secure, but if users lose those 12 words, they can never get their tokens back. The second tier encrypts wallets with secure passwords. So, to break in, hackers would need to get users' private keys on the blockchain plus be able to hack a smart contract that holds the funds. And that's assuming a hacker would go to the trouble of attacking a single account — remember, there's no honeypot in our decentralized exchange.

Before taking our exchange live, we'll be conducting private third-party security audits which will go beyond our smart contracts. We'll release a detailed report when finished. It's an important test to make sure our wallets and exchange are as secure as possible.

WF: Cryptocurrency can be complicated. How do you plan to attract customers, especially newcomers to the market?

GAZDECKI: Last year, we saw an explosion in digital assets. We saw the total market cap rise from under ~$10 billion to, at its peak, ~$800 billion. A lot of people are angling to get into this market, and not just with Bitcoin. Existing exchanges make it difficult to get into the market. We, on the other hand, want to be a transparent company and offer a high level of user experience and support.

We see a lot of opaque exchanges in this industry. Many refuse to share information about their daily trading volume or the assets they have on hand. Even with a reputable service like Coinbase issues can arise — they rely on centralized services, so when Bitcoin Cash reached its peak price and started to fall, they froze withdrawals and deposits. Because there are no regulations, exchanges make their own rules. We want to build an exchange by traders, for traders, based on their feedback, which gives them true autonomy and security.

Also, many other exchanges lack a user experience that builds trust and understanding at every step. For more experienced traders, using exchanges like Bittrex, Poloniex, or Binance can seem relatively easy, but for those just entering the market, they're pretty daunting. We see a huge opportunity to introduce an exchange that, one, is trustworthy; two, is secure and never takes custody of your tokens; and three, gives an easy and enjoyable user experience with a support team available to help you along the way.

We believe we can attract not only experienced traders, but also traders who are just entering the market and want to diversify their cryptocurrency portfolio beyond Bitcoin.

WF: How do you make money?

GAZDECKI: We add a small fee to every peer-to-peer transaction we process.

WF: Who's your competition?

GAZDECKI: First, there's 0x which is essentially a re-layer, a protocol that allows us to share among one another. I mention this project first as they're focused on solving liquidity and sharing it among decentralized exchanges as are we.

We plan to do something similar with the Altcoin SDK but it will be more focused on less-technical groups looking to build a decentralized exchange. We're building a secure way for anyone to become a re-layer between buyers and sellers.

Then there are a lot of other decentralized exchanges coming to market including KyberNetwork, Airswap, Bisq, IDEX, RadarRelay, and many more. However, the trading volume on these exchanges is very low compared to centralized exchanges due to liquidity issues.

WF: How do you plan to solve the fragmented liquidity issue amongst decentralized exchanges?

GAZDECKI: Fragmented liquidity is a problem facing all DEXs, so it makes sense for us to work together.

The next version of our DEX will allow us to share our secure trading engine while you customize the exterior however you'd like. You can add extra features, change the UX/UI, mold the exchange to your brand, and tailor everything to your existing traders.

WF: What are you worried about?

GAZDECKI: There's so much innovation happening so quickly in the blockchain space we sometimes wonder if what we're building today will be relevant a year from now. For this reason, we're working with other projects to leverage their technology so we can be nimble and improve our exchange as times moves on, but again, the space is moving very fast.

Another thing I worry about is certain projects failing. It's unrealistic to think that every company or project that has conducted an ICO will successfully deliver what they promised the market. As we see projects fail, the market could dip, and then we could start to realize a lot of these new tokens are bad investments.

WF: What happens if the SEC decides none of these coins pass the Howie test and they all have to be treated as securities?

GAZDECKI: Some tokens are 100% utility tokens. That means they're required to use a certain product or service. The chance of those ever being deemed securities is, I think, fairly low.

But as an exchange, we want to comply with government regulations first and foremost. Our goal is to make cryptocurrency trading more secure, so it would be irresponsible of us to assume the U.S. government won't issue laws around this. We'll be staying ahead of the curve in terms of legal requirements and how they affect exchanging digital assets. After all, even if we make the exchange extremely secure and give users full control of their tokens, if the government were to step in and say we're not complying with regulations, that would mean we had failed in our security goal. Whatever regulations come, we have a legal team to help us understand what they mean so we're compliant at all times.

WF: Why are you choosing to raise funding through an equity investment instead of an ICO?

GAZDECKI: We want to show our investors the largest return on investment possible and keep the valuation of our project fair. A lot of projects are currently valued over $1 billion and don't have a working product at all. By raising through Wefunder, we're still able to involve those in the crypto community who're looking to invest and support our project, but also leave options open for our project to be acquired by a larger centralized exchange, another cryptocurrency project, Bitcoin wallet, and more. We would love to help secure exchanges that are putting traders funds at risk, or help them provide their users access to thousands of cryptocurrencies without any of the custodial risk that comes with it.

Also, we don't think our exchange needs a utility token to function. So why create one just to raise millions in funding that we don't need? As a company, we'd like to raise only the amount we need to achieve our goals. As a result, we are driving focus, accountability, and discipline into our team culture to focus on what really matters — development and innovation — without worrying what the price of our token is each day.

WF: How are you planning to spend funds raised?

GAZDECKI: If you invest in Altcoin.io, we'll spend your funds cautiously. At my previous company, we bootstrapped the business to millions in yearly revenue and eventually exited successfully to a private equity firm. I am a big believer in building strong, distributed teams to save costs and increase team performance.

40% to expand our engineering and UX team
10% to perform 3rd partner security audits
10% on additional legal advisement
20% to build a world-class customer support team
10% to build out an operations team
10% to build our marketing department

WF: Who's on your team?

GAZDECKI: I'm Andrew Gazdecki, the CEO and founder of Altcoin.io I was also the founder of Bizness Apps, which was number #91 on Inc. Magazine's list of the 500 fastest-growing companies in 2015. I'm based out of San Diego.

Sule, or Sulejman Sarajlija, is our CTO and lead developer. He specializes in back-end development and blockchain technologies. Day to day, he leads Djenad, Anto, and Azra, who are our engineering team based in Bosnia.

Finally, we have five advisors, four of whom are active cryptocurrency traders. That helps support our goal of creating an exchange built by traders, for traders.

WF: So, to our understanding upon launch you will not be 100% decentralized, correct? And what is the reasoning behind this?

GAZDECKI: Overtime we'll likely work to become 100% decentralized as our community grows but upon launch, we want to deliver the best experience possible and to do that we need to have some centralized items to compete with other exchanges.

The reality today is that decentralized trading is confusing and we want to be there to help. There's also a lot of grey area with the SEC etc. and to attract institutional/professional traders we feel having the correct regulations in place is appropriate for now.

But long answer short, no we will not be 100% decentralized to start, but we will never have control of your tokens & you can expect a strategic approach to solving the liquidity problem which makes us confident in our initial launch strategy. Making cryptocurrency trading more secure is our main priority.

WF: Anything else you'd like to mention about Altcoin.io?

GAZDECKI:

From a blockchain project perspective, we're kind of doing everything in reverse. We haven't written a white paper and we have no plans to conduct an ICO. Not every blockchain starts as a utility token to function. A lot of projects these days create a utility token with the sole purpose of conducting an ICO, but what projects should be doing is thinking more about what utility their token provides. In our opinion, if you have to think about why you need a token, your project probably doesn't need one, which is why we've chosen to avoid the ICO route altogether.

In addition, there's a kind of a gold rush happening for ICO projects (initial coin offering — similar to an IPO). Unlike other teams, we don't have millions to burn. This makes us hungrier to find ways to improve organically, as opposed to some project that has raised tens of millions of dollars (sometimes hundreds of millions of dollars). We don't have the luxury of a 36-month burn rate, vacations included, so we aim to demonstrate value and innovation from the get go.

Altcoin.io Team
https://www.altcoin.io/

Want to stay up to date with Altcoin.io updates? Follow us on Twitter, like us on Facebook, preregister on our website, or join our Telegram channel.

Ask a Question

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ASK QUESTION

Henry Valdes Jul 12

What valuation are you expecting, and is there a sliding scale discount based on how much I invest. Such as

$100 gets a 10% Discount on the Stock Price,
$250 gets 15%,
$500 gets 20%
$1,000 gets 25%
$10,000 gets 50%
$20,000...$30,000, $40,000. etc., etc.

I would invest $20k to $30k right now if I get a better discount.



Andrew Gazdecki CEO and Co-Founder FOUNDER Jul 12

Hey Henry, if you invest today we are offering a discount of 20% on our current valuation. If you compare this valuation to other decentralized exchange projects (many of which are using slower and less secure trading models) we feel this is more than fair. We hope to have you as an investor us!

Arup Bhanja Jul 13

How is this different from say EtherDelta / IDEX ? They are struggling even with their own coins. How will your be different?



Andrew Gazdecki CEO and Co-Founder FOUNDER Jul 13

For a decentralized exchange (DEX) to succeed, you need three things:

1) Traders. Lots of them.
2) The ability to scale.
3) A user experience that sets you apart.

A robust liquidity strategy is at the top of this list for a reason.

Right now, if you want the best rates, you're better risking your funds on a centralized exchange than securing them in a DEX. One of the chief problems with low liquidity is price slippage. This is when there's a delay between ordering a trade and having it executed. Given how volatile the crypto market is, that delay—which could be as little as a few seconds—could be enough for the price to go up or down.

Our SDK includes tools to build your own Plasma-like sidechain architecture. This ensures transactions are fully verifiable, customers stay in control of their tokens, and should a breach occur they can exit without losing funds. Transactions take place on a sidechain, so they're lightning-fast—comparable to the speed of centralized exchanges, but with none of the risk—and this further reduces the risk of price slippage.

The Altcoin SDK aims to overcome many of the toughest challenges when building a DEX, and our tools have been engineered by a team with years of experience and technical expertise. With liquidity built in, we foresee a growing number of trusted DEXs, dApps, and greater public support—key ingredients for a thriving yet secure cryptocurrency market.

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RISKS

1 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Altcoin.io is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

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